Exhibit 10.2
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                                 PROMISSORY NOTE
                              (Euro Revolving Loan)

                                                           Indianapolis, Indiana
                                                           Dated:  July 15, 2004
(euro)2,500,000.00                                 Final Maturity: July 15, 2006


         On or before July 15, 2006 ("Final Maturity"), ESCALADE, INCORPORATED, an Indiana corporation (the "Maker"), promises to pay to the order of BANK ONE, N.A., LONDON BRANCH (the "Bank") at the principal office of the Bank at London, England, the principal sum of Two Million Five Hundred Thousand Euros ((euro)2,500,000.00) or so much of the principal amount of the Loan represented by this Note as may be disbursed by the Bank under the terms of the Credit Agreement described below, and to pay interest on the unpaid principal balance outstanding from time to time as provided in the Credit Agreement.

         This Note evidences indebtedness (the "Loan") incurred or to be incurred by the Maker under a revolving line of credit extended to the Maker by the Bank under an Amended and Restated Credit Agreement effective October 24, 2001, as modified by a First Amendment to Amended and Restated Credit Agreement dated August 29, 2002, as further modified by a Second Amendment to Amended and Restated Credit Agreement dated April 17, 2003, as further modified by a Third Amendment to Amended and Restated Credit Agreement dated June 1, 2003, and as further modified by a Fourth Amendment to Amended and Restated Credit Agreement dated the date of this Note (the "Agreement"). All references in this Note to the Credit Agreement shall be construed as references to that Agreement as it may be amended from time to time. The Loan is referred to in the Credit Agreement as the "Euro Revolving Loan". Subject to the terms and conditions of the Credit Agreement, the proceeds of the Loan may be advanced and repaid and re-advanced until Final Maturity. The principal amount of the Loan outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Loan and all payments by the Maker on account of the Loan shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

         The terms "Advance" and "Banking Day" are used in this Note as defined in the Credit Agreement.

         Interest on the unpaid principal balance of the Loan outstanding from time to time prior to and after maturity will accrue at the rate or rates provided in the Credit Agreement. Prior to maturity, accrued interest shall be due and payable on the last Banking Day of each month commencing on the last Banking Day of the month in which this Note is executed. After maturity, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

         The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, at Final Maturity.

         If any installment of interest due under the terms of this Note is not paid when due, then the Bank or any subsequent holder of this Note may, subject to the terms of the Credit Agreement, at its option and without notice, declare the entire principal amount of the Note and all accrued interest immediately due and payable. Reference is made to the Credit Agreement which provides for acceleration of the maturity of this Note upon the happening of other "Events of Default" as defined therein.

         If any installment of interest due under the terms of this Note prior to maturity is not paid in full when due, then the Bank at its option and without prior notice to the Maker, may assess a late payment fee as provided in the Credit Agreement. Each late payment fee assessed shall be due and payable on the earlier of the next regularly scheduled interest payment date or the maturity of this Note. Waiver by the Bank of any late payment fee assessed, or the failure of the Bank in any instance to assess a late payment fee shall not be construed as a waiver by the Bank of its right to assess late payment fees thereafter.

         Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then

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to principal, and any remaining amount to any unpaid collection costs, late charges and other charges, provided, however, upon delinquency or other default, Bank reserves the right to apply payment among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Bank may from time to time determine in its sole discretion.

         The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

         All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

         This Note is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.

         MAKER AND BANK (BY ITS ACCEPTANCE OF THIS NOTE) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON A CONTRACT, TORT OR OTHERWISE) BETWEEN MAKER AND BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN BANK AND MAKER. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN OTHER LOAN DOCUMENTS.

                                            ESCALADE, INCORPORATED



                                            By: /s/ TERRY FRANDSEN
                                                --------------------------------

                                            Printed:  Terry Frandsen

                                            Title:    VP Finance - CFO

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